SCHEDULE A
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                   EFFECTIVE AS OF NOVEMBER 29, 2010 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                       CHAMPLAIN INVESTMENT PARTNERS, LLC


                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS


This Agreement relates to the following Funds of the Trust:


NAME OF FUND                              MAXIMUM ANNUAL OPERATING EXPENSE LIMIT
------------                              --------------------------------------

ADVISOR SHARES

Champlain Small Company Fund                              1.40%
Champlain Mid Cap Fund                                    1.30%
Champlain Focused Large Cap Value Fund                    1.10%
Champlain Emerging Markets Fund                           1.60%

INSTITUTIONAL SHARES

Champlain Mid Cap Fund                                    1.05%
Champlain Emerging Markets Fund                           1.35%
Champlain Small Company Fund                              1.15%


                                             Acknowledged and Accepted by:

                                             Champlain Investment Partners, LLC

                                             /s/ Judith W. O'Connell
                                             --------------------------
                                             Name: Judith W. O'Connell
                                             Title: CEO & Managing  Partner


                                             The Advisors' Inner Circle Fund II

                                             /s/ Dianne Descoteaux
                                             -----------------------
                                             Name: Dianne Descoteaux
                                             Title: VP & Secretary


Revised: February 23, 2016